Winn-Dixie Stores, Inc.
Computation of consolidated ratios of earnings to fixed charges
(Including non-recurring charges)

                                                   1/10/01      1/12/00     6/28/00     6/30/99    6/24/98    6/25/97    6/26/96
                                                   -------      -------     -------     -------    -------    -------    -------
Fixed charges:
  Interest expense                                  23,586       33,390      47,081      29,648     28,535     22,079     21,245
  Capitalized interest                               4,900            -
  COLI interest
  Interest component of rental expense             121,438      117,557     238,946     231,817    211,378    186,480    170,623
                                                   -------      -------     -------     -------    -------    -------    -------
     Fixed charges                                 149,924      150,947     286,027     261,465    239,913    208,559    191,868
                                                   =======      =======     =======     =======    =======    =======    =======
Earnings:
  Income from continuing operations before taxes    35,092       54,758    (302,411)    296,480    317,792    319,442    387,325
  Non-recurring charges
  Add: fixed charges                               149,924      150,947     286,027     261,465    239,913    208,559    191,868
  COLI interest                                          -            -           -           -          -          -          -
  Less: Capitalized interest                        (4,900)           -           -           -          -          -          -
                                                   -------      -------     -------     -------    -------    -------    -------
     Total earnings                                180,116      205,705     (16,384)    557,945    557,705    528,001    579,193
                                                   =======      =======     =======     =======    =======    =======    =======
Ratio of earnings to fixed charges:
     Total earnings                                180,116      205,705     (16,384)    557,945    557,705    528,001    579,193
     Fixed charges                                 149,924      150,947     286,027     261,465    239,913    208,559    191,868
Ratio                                                  1.2          1.4        (0.1)        2.1        2.3        2.5        3.0
Coverage deficiency                                      -            -     302,411          -          -           -          -

Winn-Dixie Stores, Inc.
Computation of consolidated ratios of earnings to fixed charges
(Excluding non-recurring charges)


                                                         1/10/01    1/12/00     6/28/00    6/30/99     6/24/98    6/25/97   6/26/96
                                                        -------     -------     -------     -------    -------     -------  -------
Fixed charges:
  Interest expense                                       23,586      33,390      47,081      29,648     28,535      22,079   21,245
  Capitalized interest                                    4,900           -
  COLI interest                                          (3,238)    (17,500)    (19,707)
  Interest component of rental expense                  121,438     117,557     238,946     231,817    211,378     186,480  170,623
                                                        -------     -------     -------     -------    -------     -------  -------
     Fixed charges                                      146,686     133,447     266,320     261,465    239,913     208,559  191,868
                                                        =======     =======     =======     =======    =======     =======  =======
Earnings:
  Income from continuing operations before taxes         35,092      54,758    (302,411)    296,480    317,792     319,442  387,325
  Non-recurring charges                                  46,206                 404,969                 18,100
  Add: fixed charges                                    146,686     133,447     266,320     261,465    239,913     208,559  191,868
         COLI interest                                    3,238      17,500      19,707           -          -           -        -
  Less: Capitalized interest                             (4,900)          -           -           -          -           -        -
                                                        -------     -------     -------     -------    -------     -------  -------
     Total earnings                                     226,322     205,705     388,585     557,945    575,805     528,001  579,193
                                                        =======     =======     =======     =======    =======     =======  =======
Ratio of earnings to fixed charges:
     Total earnings                                     226,322     205,705     388,585     557,945    575,805     528,001  579,193
     Fixed charges                                      146,686     133,447     266,320     261,465    239,913     208,559  191,868
Ratio                                                       1.5         1.5         1.5         2.1        2.4         2.5      3.0
Coverage deficiency                                           -           -           -           -          -           -        -